Exhibit 99.1

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) to the Amended and Restated Employment Agreement by and between Susquehanna Bancshares, Inc. (the “Company”) and William J. Reuter (the “Employee”), dated as of the 28th day of December, 2012 (the “Employment Agreement”), is entered into as of this 10th day of December, 2013, by and between the Company and the Employee.

RECITALS

WHEREAS, the Company and the Employee are parties to the Employment Agreement, and the Company and the Employee now desire to amend the Employment Agreement to extend the potential term of the agreement to allow the term to continue beyond the year in which the Employee attains age 65; and

WHEREAS, Section 16.4 of the Employment Agreement permits modifications to the Employment Agreement by written agreement between the Company and the Employee.

NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

1. Section 15.13 of the Employment Agreement is amended to read as follows:

15.13 The term “Normal Retirement Date” shall mean the last business day in the calendar year in which the Employee attains the age of 66.

2. Effect of Amendment. Except to the extent expressly amended hereby, the Employment Agreement shall remain in full force and effect in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first written above.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Bruce A. Hepburn
Name: Bruce A. Hepburn
Title: Lead Director

EMPLOYEE

/s/ William J. Reuter
William J. Reuter

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